Exhibit 99.1

JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of April 20, 2018 by and between Philotimo Fund, LP, a Delaware limited partnership, Kanen Wealth Management, LLC, a Florida limited liability company, David L. Kanen, Anthony Ambrose, Alan B. Howe, PADNOS, Jeffrey S. Padnos, and S. Shariq Yosufzai (collectively, the “Existing Members”) and Sushil (“Sam”) Kapoor (the “New Member”).

WHEREAS, the Existing Members are parties to that certain Joint Filing Agreement dated as of April 3, 2018 (the “Agreement”), pursuant to which the Existing Members agreed to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.001 par value, of Aqua Metals, Inc., a Delaware corporation; and

WHEREAS, the New Member desires to join the group formed by the Existing Members.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1. Effective immediately, the New Member is joined as a party to the Agreement.

2. The New Member agrees to be bound by the terms of the Agreement, the terms of which are incorporated herein and made a part hereof.

3. This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

KANEN WEALTH MANAGEMENT, LLC

By:	/s/ David L. Kanen
	Name:	David L. Kanen
	Title:	Managing Member

PHILOTIMO FUND, LP
By:	Kanen Wealth Management, LLC its general partner

By:	/s/ David L. Kanen
	Name:	David L. Kanen
	Title:	Managing Member

/s/ David L. Kanen
DAVID L. KANEN

/s/ Anthony Ambrose
ANTHONY AMBROSE

/s/ Alan B. Howe
ALAN B. HOWE

/s/ Sushil (“Sam”) Kapoor
SUSHIL (“SAM”) KAPOOR

PADNOS

By:	/s/ Jeffrey S. Padnos
	Name:	Jeffrey S. Padnos
	Title:	Chairman

/s/ Jeffrey S. Padnos
JEFFREY S. PADNOS

/s/ S. Shariq Yosufzai
S. SHARIQ YOSUFZAI